EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-146114) and Form S-8 (No. 333-39065, 333-92525, 333-112213, 333-130235, 333-50296, 333-71374, 333-122148, 333-122155, 333-138863, 333-03656, 333-147423, 333-155360, 333-50292 and 333-162973) of Adept Technology, Inc. of our report dated September 17, 2010 relating to the consolidated financial statements and the financial statement schedule, which appear in this Form 10-K.

/s/ Armanino McKenna LLP

ARMANINO McKENNA LLP

San Ramon, California

September 17, 2010